Exhibit 3.2

BYLAWS

OF

CLEARSIGN TECHNOLOGIES CORPORATION

SECTION 1. DEFINITIONS

As used in these Bylaws, the following terms shall have the following meanings:

"Articles of Incorporation" means the corporation's Articles of Incorporation and all amendments as filed with the Washington Secretary of State.

"Board" means the Board of Directors of the corporation.

"Electronic transmission" means an electronic communication not directly involving the physical transfer of a record in a tangible medium that may be retained, retrieved and reviewed by the sender and the recipient and that may be directly reproduced in a tangible medium by the sender and recipient.

"Execute," "executes" or "executed" means signed with respect to a written record or electronically transmitted along with sufficient information to determine the sender's identity with respect to an electronic transmission.

"RCW" means the Revised Code of Washington and "RCW 23B" means Title 23B of the Revised Code of Washington (also known as the Washington Business Corporation Act).

"Record" means information inscribed on a tangible medium or contained in an electronic transmission.

"Tangible medium" means a writing, copy of a writing or facsimile, or a physical reproduction, each on paper or on other tangible material.

"Washington Business Corporation Act" means the Washington Business Corporation Act, as it exists now or may be amended.

"Writing" or "written" means embodied in a tangible medium, and excludes an electronic transmission.

SECTION 2. SHAREHOLDERS

2.1	Annual Meeting

The annual meeting of the shareholders to elect directors and transact other business as may properly come before the meeting shall be held on a date not more than 180 days after the end of the corporation's fiscal year, the date and time to be determined by the Board. Shareholders may act by consent set forth in a record in accordance with Section 2.13 of these Bylaws to elect directors in lieu of holding an annual meeting.

2.2	Special Meetings

The Chairperson of the Board, the President or the Board may call special meetings of the shareholders for any purpose.

A special meeting of the shareholders shall be held if the holders of at least 20% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting have delivered to the Secretary one or more demands for the meeting, describing the purpose or purposes for which it is to be held, which demands shall be set forth either (i) in an executed written record, or (ii) if the corporation has designated an address, location or system to which the demands may be electronically transmitted and the demands are electronically transmitted to that designated address, location or system, in an executed electronically transmitted record. The record date for determining shareholders entitled to demand a special meeting is the date of delivery of the first shareholder demand in compliance with this Section 2.2.

2.3	Meetings by Communications Equipment

Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting, and participation in this manner shall constitute presence in person at a meeting.

2.4	Date, Time and Place of Meeting

Except as otherwise provided in these Bylaws, all meetings of shareholders, including those held pursuant to demand by shareholders, shall be held on a date and at a time and place designated by or at the direction of the Board.

2.5	Notice to Shareholders

Any notice to shareholders required or permitted under these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act shall be provided in accordance with this section 2.5.

2.5.1	Type of Notice

(a) Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(b) Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.

(1) Consent to Receive Notice by Electronic Transmission. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.

(2) Revocation of Consent to Receive Notice by Electronic Transmission. A shareholder that has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(3) Posting Notice on an Electronic Network. Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

2.5.2	Effectiveness of Notice

(a) Notice by Mail. Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the shareholder at the shareholder's address as it appears in the corporation's current record of shareholders.

(b) Notice by Telegraph, Teletype or Facsimile Equipment. Notice given by telegraph, teletype or facsimile equipment that transmits a facsimile of the notice is effective when dispatched to the shareholder's address, telephone number or other number appearing on the records of the corporation.

(c) Notice by Air Courier. Notice given by air courier is effective when dispatched, if prepaid and properly addressed to the shareholder at the shareholder's address as it appears in the corporation's current record of shareholders.

(d) Notice by Ground Courier or Other Personal Delivery. Notice given by ground courier or other personal delivery is effective when received by a shareholder.

(e) Notice by Electronic Transmission. Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(f) Notice by Publication. Notice given by publication is effective five days after first publication.

2.5.3	Notice of Meeting

Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be provided in the form of a record by or at the direction of the Board, the Chairperson of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting, as provided below.

2.5.3.1	Number of Days' Notice

(a) Normal Business. Except as provided in paragraph (b) of this Section 2.5.3.1, notice of the meeting shall be provided not less than 10 or more than 60 days before the meeting.

(b) Amendment to Articles of Incorporation; Merger or Share Exchange; Sale of Assets or Dissolution. Notice of a meeting held for the purpose of considering an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets other than in the regular course of business or the dissolution of the corporation shall be provided not less than 20 or more than 60 days before the meeting.

2.5.3.2	Adjourned Meeting

If an annual or special meeting of shareholders is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be provided to shareholders entitled to notice of or to vote as of the new record date.

2.5.3.3	Notice of Special Meeting Called by Shareholders

In accordance with Section 2.2 of these Bylaws, the shareholders may request that the corporation call a special meeting of shareholders. Within 30 days of a request, it shall be the duty of the Secretary to provide notice of a special meeting of shareholders to be held on a date and at a place and hour as the Secretary may fix.

2.5.4	Waiver of Notice

2.5.4.1 By Delivery of a Record

A shareholder may waive any notice required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time of the meeting that is the subject of the notice or, in the case of notice required to be given to nonconsenting or nonvoting shareholders in connection with action taken by less than unanimous consent of the shareholders, before or after the action to be taken by executed consent is effective. The waiver must be (i) delivered by the shareholder entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records, and (ii) set forth either in an executed and dated written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location or system, in an executed and dated electronically transmitted record.

2.5.4.2 Waiver by Attendance

Notice of the time, place and purpose of any meeting will be waived by any shareholder by attendance in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.5.4.3 Waiver of Objection

A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the notice of the meeting unless the shareholder objects to considering the matter when it is presented.

2.6	Fixing of Record Date for Determining Shareholders Entitled to Notice of or to Vote at a Meeting or to Receive Payment of a Dividend

2.6.1 Record Date for Meeting of Shareholders

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment of the meeting, the Board may fix a future date as the record date for the determination. The record date shall be not more than 70 days and not less than 10 days, prior to the date of the meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. The determination of the record date shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.6.2 Record Date to Receive Payment of Dividend or Distribution

For the purpose of determining shareholders entitled to receive payment of any dividend or distribution (including a dividend or distribution in connection with a stock split), the Board may fix a future date as the record date for the dividend or distribution. The record date shall be not more than 70 days prior to the date on which the dividend or distribution is payable. If no record date is set for the determination of shareholders entitled to receive payment of any dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares) the record date shall be the date the Board authorizes the dividend or distribution.

2.7	Voting Record

At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of the meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held for 10 days prior to the meeting, and shall be kept open at the meeting, for the inspection of any shareholder or any shareholder's agent or attorney.

2.8	Quorum

A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote on the matter, represented in person or by proxy, shall constitute a quorum of those shares at a meeting of shareholders, including a majority of those shares entitled to vote as a separate voting group. If less than a quorum of votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if the new date, time and place are announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, if a quorum is present or represented at the meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.9	Manner of Acting

2.9.1 Matters Other than the Election of Directors

If a quorum is present, action on a matter other than the election of directors shall be approved if the votes cast in favor of the action by shares entitled to vote on the matter exceed the votes cast against the action by shares entitled to vote thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes or approval by separate voting groups.

2.9.2 Election of Directors

Directors shall be elected in the manner set forth in Section 2.12 of these Bylaws.

2.10	Proxies

A shareholder or the shareholder's agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by an executed writing or by a recorded telephone call, voice mail or other electronic transmission.

2.10.1 Written Authorization

Execution of a writing authorizing another person or persons to act for the shareholder as proxy may be accomplished by the shareholder or the shareholder's authorized officer, director, employee or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, by facsimile signature.

2.10.2 Recorded Telephone Call, Voice Mail or Other Electronic Transmission

Authorizing another person or persons to act for the shareholder as proxy may be accomplished by transmitting or authorizing the transmission of a recorded telephone call, voice mail or other electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that the transmission must either set forth or be submitted with information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. If it is determined that the transmission is valid, the inspectors of election or, if there are no inspectors, any officer or agent of the corporation making that determination on behalf of the corporation shall specify the information upon which he or she relied. The corporation shall require the holders of proxies received by transmission to provide to the corporation copies of the transmission and the corporation shall retain copies of the transmission for a reasonable period of time after the election provided that they are retained for at least 60 days.

2.10.3 Effectiveness of Appointment of Proxy

An appointment of a proxy is effective when a signed appointment form or telegram, cablegram, recorded telephone call, voicemail or other transmission of the appointment is received by the inspectors of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of the meeting but shall not be valid after the final adjournment.

2.10.4 Revocability of Proxy

An appointment of a proxy is revocable by the shareholder unless the appointment indicates that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of a pledgee, a person who purchased or agreed to purchase the shares, a creditor of the corporation who extended it credit under terms requiring the appointment, an employee of the corporation whose employment contract requires the appointment or a party to a voting agreement created under RCW 23B.07.310. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when the transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

2.10.5 Death or Incapacity of Shareholder Appointing a Proxy

The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the officer or agent of the corporation authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment.

2.10.6 Acceptance of Proxy's Vote or Action

Subject to RCW 23B.07.240 and to any express limitation on the proxy's authority stated in the appointment form or recorded telephone call, voice mail or other electronic transmission, the corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

2.10.7 Meaning of Sign or Signature

For the purposes of this Section, "sign" or "signature" includes any manual, facsimile, conformed or electronic signature.

2.11	Voting of Shares

Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon the matter.

2.12	Voting for Directors

Each shareholder entitled to vote at an election of directors may vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of directors to be elected. Directors may be elected by consent in lieu of an annual or special meeting in accordance with Section 2.13 of these Bylaws.

2.13	Action by Shareholders Without a Meeting

Any action that may or is required to be taken at a meeting of the shareholders may be taken without a meeting or a vote, pursuant to the provisions of this Section 2.13.

2.13.1	Unanimous Written Consent

Action may be taken by unanimous consent if (i) one or more consents, each in the form of a record, describing the action taken are executed by all the shareholders entitled to vote with respect to the matter, and (ii) the executed consents are delivered to the corporation for filing with the corporate records.

2.13.2	Less Than Unanimous Written Consent

If authorized by a general or limited authorization in the Articles of Incorporation, action may be taken by less than unanimous consent if (i) one or more consents, each in the form of a record describing the action taken, are executed by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted, (ii) the period of advance notice required by the Articles of Incorporation to be given to any nonconsenting shareholders and, if applicable, nonvoting shareholders, has been satisfied and (iii) the executed consents are delivered to the corporation for filing with the corporate records.

2.13.3	General Provisions

(a) Form of Consent. The consent shall be set forth either in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record.

(b) Record Date. If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder consent is executed.

(c) Withdrawal of Consent. A shareholder may withdraw a consent only by delivering a notice of withdrawal in the form of a record to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation.

(d) Date of Signature. Every consent shall bear the date of execution of each shareholder that executes the consent.

(e) Time Allowed to Complete Execution of Consents. A consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the corporation, consents executed by a sufficient number of shareholders to take action are delivered to the corporation.

(f) Effective Date of Consent Action. Unless the consent specifies a later effective date, actions taken by consent of the shareholders are effective when (a) consents sufficient to authorize taking the action are in possession of the corporation and (b) if action is taken by less than unanimous consent, the period of advance notice required by the Articles of Incorporation to be given to any nonconsenting or nonvoting shareholders has been satisfied.

(g) Inclusion in Corporate Records. The consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

SECTION 3. BOARD OF DIRECTORS

3.1	General Powers

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.2	Number and Tenure

The Board shall be composed of not less than 1 or more than 7 directors, the specific number to be set by resolution of the Board. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by an amendment to this Bylaw. No decrease in the number of authorized directors shall have the effect of shortening the term of any incumbent director. Unless a director dies, resigns, or is removed, his or her term of office shall expire at the next annual meeting of shareholders but a director shall continue to serve until his or her successor is elected or until there is a decrease in the authorized number of directors. Directors need not be shareholders of the corporation or residents of the State of Washington.

3.3	Regular Meetings

By resolution, the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than the resolution.

3.4	Special Meetings

Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairperson of the Board, the President, the Secretary or, in the case of special Board meetings, any director and, in the case of any special meeting of any committee designated by the Board, by its Chairperson. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.5	Meetings by Communications Equipment

Members of the Board or any committee designated by the Board may participate in a meeting of the Board or committee by, or conduct the meeting through the use of, any means of communication by which all directors participating in the meeting can hear each other during the meeting, and participation in this manner shall constitute presence in person at a meeting.

3.6	Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be provided to each director in the form of a record or orally, as provided below. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of the meeting.

3.6.1 Number of Days' Notice

Notice of the meeting shall be given at least two days before the meeting.

3.6.2 Type of Notice

(a) Oral Notice. Oral notice may be communicated in person, by telephone, wire or wireless equipment that does not transmit a facsimile of the notice, or by any electronic means that does not create a record.

(b) Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(c) Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.

(1) Consent to Receive Notice by Electronic Transmission. Notice to directors in an electronic transmission is effective only with respect to directors who have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.

(2) Revocation of Consent to Receive Notice by Electronic Transmission. A director who has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a director to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(3) Posting Notice on an Electronic Network. Notice to directors who have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the director a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.6.3 Effectiveness of Written Notice

(a) Notice by Mail. Notice given by mail is effective five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed to the director at his or her address shown on the records of the corporation.

(b) Notice by Registered or Certified Mail. Notice is effective on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(c) Notice by Telegraph, Teletype or Facsimile Equipment. Notice sent to the director's address, telephone number or other number appearing on the records of the corporation is effective when dispatched by telegraph, teletype or wire or wireless equipment that transmits a facsimile of the notice.

(d) Notice by Private Carrier. Notice given by private carrier is effective when received by the director.

(e) Personal Notice. Notice given by personal delivery is effective when received by the director.

(f) Notice by Electronic Transmission. Notice provided by electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.6.4 Effectiveness of Oral Notice

(a) Notice in Person or by Telephone. Oral notice is effective when received by the director.

(b) Notice by Wire or Wireless Equipment. Notice given by wire or wireless equipment that does not transmit a facsimile of the notice or by any electronic means that does not create a record is effective when communicated to the director.

3.7	Waiver of Notice

3.7.1 By Delivery of a Record

A director may waive any notice required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time stated in the notice and the waiver shall be equivalent to the giving of notice. The waiver must be delivered by the director entitled to the notice to the corporation for inclusion in the minutes or filing with the corporate records. The waiver shall be set forth either in an executed written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of the meeting.

3.7.2 By Attendance

A director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of the meeting, unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not vote for or assent to action taken at the meeting.

3.8	Quorum

3.8.1 Board of Directors

A majority of the number of directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a quorum are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.8.2 Committees

A majority of the number of directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of the committee but, if less than a quorum are present at a meeting, a majority of the directors present may adjourn the committee meeting from time to time without further notice.

3.9	Manner of Acting

If a quorum is present when the vote is taken, the act of the majority of the directors present at a Board or committee meeting shall be the act of the Board or the committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.10	Presumption of Assent

A director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting any business at the meeting, (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.11	Action by Board or Committees Without a Meeting

Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more consents setting forth the action so taken are executed by all the directors or by all the members of the committee either before or after the action is taken and delivered to the corporation, each of which shall be set forth in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system in an executed electronically transmitted record. Action taken by consent of directors without a meeting is effective when the last director executes the consent, unless the consent specifies a later effective date. The consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12	Resignation of Directors and Committee Members

Any director may resign from the Board or any committee of the Board at any time by delivering an executed notice to the Chairperson of the Board, the President, the Secretary or the Board. The resignation is effective upon delivery unless the notice of resignation specifies a later effective date and, unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

3.13	Removal of Directors and Committee Members

3.13.1 Removal of Directors

At a meeting of shareholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permit removal for cause only) by the holders of the shares entitled to elect the director or directors whose removal is sought if the number of votes cast to remove the director exceeds the number of votes cast to not remove the director.

3.13.2 Removal of Committee Members

The Board may remove any member of any committee elected or appointed by it by the affirmative vote of the greater of a majority of the directors then in office and the number of directors required to take action in accordance with these Bylaws.

3.14	Vacancies

Unless the Articles of Incorporation provide otherwise, any vacancy occurring on the Board may be filled by the shareholders, by the Board or, if the directors in office constitute less than a quorum, by the affirmative vote of a majority of the remaining directors. Any vacant office to be held by a director elected by the holders of one or more classes or series of shares entitled to vote thereon shall be filled only by the vote of the holders of such class or series of shares. The term of a director elected to fill a vacancy expires at the next election of directors by the shareholders.

3.15	Executive and Other Committees

3.15.1 Creation of Committees

The Board, by resolution, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest the committees with powers as it may see fit, subject to conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. The resolution must be adopted by the greater of a majority of all the directors then in office or the number of directors required to take action in accordance with these Bylaws. Each committee must have two or more members, who shall serve at the pleasure of the Board.

3.15.2 Authority of Committees

Each committee shall have and may exercise all the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (b) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (c) fill vacancies on the Board or any committee of the Board, (d) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (e) adopt, amend or repeal Bylaws, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

3.15.3 Minutes of Meetings

All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.16	Compensation of Directors and Committee Members

By Board resolution, directors and committee members may be paid for their service as directors and committee members in such amounts and form as specified in such resolution, which may include, without limitation, their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting or a stated salary as director or a committee member, and such other compensation as the Board may determine (including, without limitation, stock options or other equity compensation). No payment for expenses or compensation as a director or committee member shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation for his or her services.

SECTION 4. OFFICERS

4.1	Appointment and Term

The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint any executive officer and shall have the authority to appoint any other officers and to prescribe the respective terms of office, authority and duties of the executive officers or other officers. As used in these Bylaws, the term "executive officer" shall mean the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board may delegate to any executive officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2	Resignation of Officers

Any officer may resign at any time by delivering an executed notice to the corporation. The resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

4.3	Removal of Officers

Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4	Contract Rights of Officers

The appointment of an officer does not itself create contract rights.

4.5	Chairperson of the Board

If appointed, the Chairperson of the Board shall perform the duties assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairperson of the meetings.

4.6	President

If appointed, the President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairperson of the Board, and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President and other duties prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the corporation.

4.7	Vice President

In the event of the death of the President or a vacancy in the office of the President, or his or her inability to act, the Vice President shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. If there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to the office of Vice President, shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.8	Secretary

If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.9	Treasurer

If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for funds due and payable to the corporation from any source whatsoever, and deposit funds in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all duties incident to the office of Treasurer and other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.10	Salaries

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated authority to set salaries of officers. No officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

SECTION 5. CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.1	Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent the committee is empowered to do so.

5.2	Certificates for Shares

Certificates representing shares of the corporation shall be signed, either manually or in facsimile, (i) by any two officers designated by the Board, or (ii) if no specific designation is made, by the Chairperson of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of the shares. All certificates shall be consecutively numbered or otherwise identified.

5.3	Issuance of Shares Without Certificates

The Board may authorize the issuance of some or all of the shares of any or all of the corporation's classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a complete record containing the information required on certificates by applicable Washington law.

5.4	Stock Records

The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by the certificate and the date of issuance of the certificate shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner for all purposes.

5.5	Restriction on Transfer

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows or that substantially effects the same purpose:

The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under the Act and applicable state securities laws covering the transaction involving these securities, (b) the corporation receives an opinion of legal counsel for the holder of these securities satisfactory to the corporation stating that the transaction is exempt from registration, or (c) the corporation otherwise satisfies itself that the transaction is exempt from registration.

5.6	Transfer of Shares

The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares have been surrendered and canceled.

5.7	Lost or Destroyed Certificates

In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon terms and indemnity to the corporation as the Board may prescribe.

SECTION 6. INDEMNIFICATION

6.1	Right to Indemnification

Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or, that being or having been a director or officer of the corporation, he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by the indemnitee in connection with the proceeding, and the indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the corporation or a director, officer partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in Section 6.4 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify the indemnitee in connection with a proceeding (or part of a proceeding) initiated by the indemnitee only if a proceeding (or part of a proceeding) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

6.2	Restrictions on Indemnification

No indemnification shall be provided to any indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of RCW 23B.08.310, for any transaction with respect to which it was finally adjudged that the indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying indemnification. Notwithstanding the foregoing, if RCW 23B.08.560 is amended, the restrictions on indemnification set forth in this Section 6.2 shall be as set forth in the amended statutory provision.

6.3	Advancement of Expenses

The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (an "undertaking"), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified.

6.4	Right of Indemnitee to Bring Suit

If a claim under Section 6.1 or 6.3 of these Bylaws is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of litigating the suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

6.5	Procedures Exclusive

Pursuant to RCW 23B.08.560(2) or any successor provision, the procedures for indemnification and the advancement of expenses set forth in this Section are in lieu of the procedures required by RCW 23B.08.550 or any successor provision.

6.6	Nonexclusivity of Rights

Except as set forth in Section 6.5 of these Bylaws, the right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board or shareholders, contract or otherwise. Notwithstanding any amendment or repeal of this Section, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to this Section, any indemnitee shall be entitled to indemnification in accordance with the provisions of these Bylaws and those procedures with respect to any acts or omissions of the indemnitee occurring prior to the amendment or repeal.

6.7	Insurance, Contracts and Funding

The corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify the person against the expense, liability or loss under the Washington Business Corporation Act or other law. The corporation may enter into contracts with any director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of the amounts as may be necessary to effect indemnification as provided in this Section.

6.8	Indemnification of Employees and Agents of the Corporation

In addition to the rights of indemnification set forth in Section 6.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of directors and officers of the corporation; (b) pursuant to rights granted or provided by the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

6.9	Persons Serving Other Entities

Any person who, while a director or officer of the corporation, is or was serving (a) as a director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership, shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under Sections 6.1 and 6.3.

SECTION 7. GENERAL MATTERS

7.1	Accounting Year

The accounting year of the corporation shall be the calendar year, but if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

7.2	Amendment or Repeal of Bylaws

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not amend or repeal any Bylaw that the shareholders have expressly provided, in amending or repealing the Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.

7.3	Books and Records

The corporation shall:

(a) Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

(b) Maintain appropriate accounting records.

(c) Maintain or hire an agent to maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

(d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e) Keep a copy of the following records at its principal office:

(i) the Articles of Incorporation and all amendments thereto as currently in effect;

(ii) these Bylaws and all amendments thereto as currently in effect;

(iii) the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;

(iv) the financial statements described in RCW 23B.16.200(1), for the past three years;

(v) all communications in the form of a record to shareholders generally within the past three years;

(vi) a list of the names and business addresses of the current directors and officers; and

(vii) the most recent annual report delivered to the Washington Secretary of State.

7.4	Contracts, Loans, Checks and Deposits

7.4.1	Contracts

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. The authority may be general or confined to specific instances.

7.4.2	Loans to the Corporation

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. The authority may be general or confined to specific instances.

7.4.3	Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, or agent or agents, of the corporation and in the manner from time to time determined by resolution of the Board.

7.4.4	Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in banks, trust companies or other depositories selected by the Board.

7.5	Corporate Seal

The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

As amended on June 11, 2019.